Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

Harold G. Giomi certifies as follows:

1.               I am the Chief Executive Officer of The Bank Holdings.

2.               The Form 10-Q of The Bank Holdings for the Quarter Ended September 30, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The Bank Holdings.

Date:	November 14, 2006	/s/ Hal Giomi
THE BANK HOLDINGS
Harold G. Giomi
Chairman & Chief Executive Officer